UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017 (May 2, 2017)

HEALTHCARE TRUST OF AMERICA, INC.

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
Delaware	333-190916	20-4738347
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

(480) 998-3478

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

On May 2, 2017, Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) and Healthcare Trust of America Holdings, LP, the operating partnership subsidiary of HTA (the “Operating Partnership” and together with HTA, the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in the Underwriting Agreement (the “Underwriters”), for an underwritten public offering of 47,500,000 shares of HTA’s Class A common stock, $0.01 par value per share (the “Common Stock”), at a purchase price to the Underwriters of $27.5025 per share (the “Offering”). On May 3, 2017, the Underwriters exercised in full their option to purchase up to 7,125,000 additional shares of Common Stock (the “Option Shares”) at a purchase price of $27.5025 per share. The Offering, including the sale of the Option Shares, closed on May 8, 2017.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities arising out of or in connection with the Offering and for customary contribution provisions in respect of those liabilities.

The Company received $1.502 billion in gross proceeds, before deducting estimated offering expenses. The Company intends to use the net proceeds from the Offering to fund a portion of the purchase price for the acquisitions of (i) Duke Realty Limited Partnership’s portfolio of medical office buildings, and (ii) an additional portfolio of 11 medical office buildings located in Arizona and Southern California, as described in the Company’s Current Report on Form 8-K filed on May 1, 2017.

The Offering was made pursuant to an automatic shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2015 (File No. 333-202388), a base prospectus, dated February 27, 2015, included as part of the registration statement, and a prospectus supplement, dated May 2, 2017, filed on May 4, 2017, pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement is intended to be a summary and is qualified in its entirety to the terms of the Underwriting Agreement, attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

O’Melveny & Myers LLP issued an opinion as to certain tax matters with respect to the Offering, which opinion is filed as Exhibit 8.1 to the Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated May 2, 2017, by and among Healthcare Trust of America, Inc., Healthcare Trust of America Holdings, LP, on the one hand, and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein, on the other hand.

5.1	Opinion of Venable LLP.

8.1	Opinion of O’Melveny & Myers LLP as to certain tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

Date: May 8, 2017	By:	/s/ Scott D. Peters
		Name:	Scott D. Peters
		Title:	Chief Executive Officer, President and Chairman

Healthcare Trust of America Holdings, LP

	By:	Healthcare Trust of America, Inc.,
its General Partner

Date: May 8, 2017	By:	/s/ Scott D. Peters
		Name:	Scott D. Peters
		Title:	Chief Executive Officer, President and Chairman